Exhibit 3.31

CERTIFICATE OF LIMITED PARTNERSHIP
OF
PCLC COMPANY LIMITED PARTNERSHIP

This Certificate of Limited Partnership of PCLC Company Limited Partnership (the “Partnership”) is being executed and filed by the undersigned General Partner (the “General Partner”) as the duly authorized attorney-in-fact for the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Code, Sec. 17-101 et seq.).

ARTICLE ONE

The name of the limited partnership formed hereby is PCLC Company Limited Partnership.

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle county, Delaware 19801. The name of the registered agent for service of process on the Partnership at such address is The Corporation Trust Company.

ARTICLE THREE

The name and business address of the General Partner of the Partnership is:

Name	Business Address

PCLC, Inc.	855 Ridge Lake Blvd
(a Delaware corporation)	Memphis, Tennessee 38119

ARTICLE FOUR

The nature of the purpose or business to be conducted or promoted is to engage in any business which may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, including (without limitation) the provision of termite and pest control services and the provision of lawn care services; the carrying on of any business relating thereto or arising therefrom; the entering into of any partnership or joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing (including ownership of a limited partnership interest in any partnership); and anything incidental or necessary to the foregoing.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this 29th day of October, 1990, by its duly authorized attorney-in-fact.

PCLC, Inc.
(General Partner)

By	/s/ Vernon T. Squires
Vernon T. Squires
Its President

Attorney-in-Fact

ACKNOWLEDGEMENT

STATE OF ILLINOIS	)
) SS.
COUNTY OF DUPAGE	)

The foregoing Certificate of Limited Partnership of PCLC Company Limited Partnership was acknowledged before me this 29th day of October 1990 by VERNON T. SQUIRES, as President of PCLC, Inc., the general partner of PCLC Company Limited Partnership and the attorney-in-fact for the said limited partnership.

/s/ Janice R. Wiltfang
“ OFFICIAL SEAL ”	Notary Public
JANICE R. WILTFANG
NOTARY PUBLIC. STATE OF ILLINOIS	My Commission expires on:
MY COMMISSION EXPIRES 4/25/93
April 25, 1993

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PCLC COMPANY LIMITED PARTNERSHIP

PCLC Company Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the change In Its name and in the name of its general partner, certifies that Articles One and Three of the Certificate of Limited Partnership are amended to read in their entirety as follows:

Article One

The name of the limited partnership Is: TruGreen Limited Partnership.

Article Three

The name and business address of the general partner of the limited partnership is:

Name	Business Address
TruGreen, Inc.	855 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the general partner of PCLC Company Limited Partnership has executed this Certificate of Amendment on April 13, 1992.

TruGreen, Inc.,
Delaware corporation and
the general partner

By:	/s/ E. L. Olsen
E. L. Olsen
Vice President

CONSENT TO USE OF NAME

To:	Secratary of State
State of Delaware
John G. Townsend Building
P.O. Box 898
Dover, DE 19903

Pursuant to Section 17-102(3) of the Delaware Revised Uniform Limited Partnership Act, TruGreen, Inc., a Delaware corporation, consents to the use by PCLC Company Limited Partnership of the name “TruGreen Limited Partnership.”

IN WITNESS WHEREOF, TruGreen, Inc., has caused this consent instrument to be executed on April 22, 1992.

TruGreen, Inc.

By:	/s/ E. L. Olsen
E. L. Olsen
Vice President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF TRUGREEN LIMITED PARTNERSHIP

TRUGREEN LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the addition of a general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

Article Three

The names and business addresses of the general partners of the partnership are:

Name	Address

TruGreen, Inc. TSSGP Limited Partnership	855 Ridge Lake Blvd. Memphis, TN 38120 Attn: Chief Executive Officer 855 Ridge Lake Blvd. Memphis, TN 38120 Attn: Chief Executive Officer

IN WITNESS WHEREOF, the two general partners of TruGreen Limited Partnership have executed this Certificate of Amendment this 29th day of June, 1993.

TRUGREEN, INC.

By:	/s/ Robert C. Von Gruben
Robert C. Von Gruben
Vice President

TSSGP LIMITED PARTNERSHIP

By:	TSSGP Management Corporation, General Partner

By:	/s/ Robert F. Keith
Robert F. Keith
Vice President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF TRUGREEN LIMITED PARTNERSHIP

TRUGREEN LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of TSSGP Limited Partnership as a general partner, and a change in address of the existing general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

Article Three

The name and business address of the general partner of the partnership is:

Name	Address

TruGreen, Inc.	860 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the general partner of TruGreen Limited Partnership has executed this Certificate of Amendment this 9th day of June, 1998.

TRUGREEN, INC.

By:	/s/ Thomas W. Scherer
Thomas W. Scherer
Vice President